Exhibit 4.1

Execution Version

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of July 1, 2026, among QXO Building Products, Inc., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee have heretofore executed an indenture, dated as of June 17, 2026 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of 6.500% Senior Notes due 2031 (the “2031 Notes”), initially in the aggregate principal amount of $1,500,000,000, and 6.875% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Notes”), initially in the aggregate principal amount of $1,500,000,000;

WHEREAS, Section 4.11 of the Indenture provides that upon the consummation of the TopBuild Acquisition, each Subsidiary Guarantor shall immediately execute and deliver to the Trustee a supplemental indenture pursuant to which each Subsidiary Guarantor will provide a Subsidiary Guarantee in respect of the Issuer’s obligations under the Indenture and the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.            Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.            [Intentionally Omitted].

3.            Agreement to Guarantee. Each of the Subsidiary Guarantors hereby agrees, jointly and severally, to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

4.            Notices. All notices or other communications to the Issuer and each of the Subsidiary Guarantors shall be given as provided in Section 14.02 of the Indenture.

5.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or to statements made in the recitals.

8.            Counterparts. This Supplemental Indenture may be executed electronically and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

9.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

QXO BUILDING PRODUCTS, INC., as Issuer

By:	/s/ Christopher Signorello
Name: Christopher Signorello
Title: Chief Legal Officer

[Signature Page to Supplemental Indenture No. 1]

Beacon Sales Acquisition, Inc.
Beacon Canada, Inc.,
each as a New Subsidiary Guarantor

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Chief Legal Officer

QXO Insulation, LLC,
as a New Subsidiary Guarantor

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Secretary

[Signature Page to Supplemental Indenture No. 1]

AMERICAN BUILDERS SUPPLY, INC.
AO DOOR LLC
BARNES & SWEENEY ENTERPRISES, INC.
BARNSCO DECORATIVE CONCRETE SUPPLY INC.
BARNSCO, INC.
BARTON MATERIALS, LLC
BEAR SHARE MANAGEMENT, LLC
CARPENTER CONTRACTORS OF AMERICA, INC.
CCA MIDWEST, INC.
CHRISTENSEN LUMBER, INC.
COASTAL CONSTRUCTION PRODUCTS, LLC
EAST COAST BUILDING MATERIALS, LLC
ERECT-A-LINE, INC.
FL KEYS ACQUISITION LLC
FREEDOM DRYWALL SUPPLY LLC
GEORGECO, INC.
KBP BEAR DEN LLC
KBP BELLINGHAM LLC
KBP BEXAR LLC
KBP BUILDING MATERIALS LLC
KBP DOOR LLC
KBP GRACELAND LLC
KBP ISLANDER LLC
KBP LAKE OF THE WOODS LLC
KBP LONE STAR LLC
KBP NORTH STAR LLC
KBP NORTHWEST LLC
KBP OLYMPIC PENINSULA LLC
KBP PRIEST LAKE LLC
KBP TETON LLC
KBP WICKED LLC
KODIAK BP, LLC
KODIAK BUILDING PARTNERS INC.
KODIAK BUILDING PARTNERS, LLC,
each as a New Subsidiary Guarantor

By:	/s/ Christopher Signorello
Name: Chris Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 1]

KODIAK FINANCE INC.
KODIAK GUARANTOR INC.
KODIAK GYPSUM LLC
KODIAK GYPSUM MOUNTAIN STATES LLC
KODIAK INVESTMENTS LLC
KODIAK STEEL, LLC
MANDERE CONSTRUCTION, INC.
MEDALLION INDUSTRIES, INC.
MIDWEST WEATHER PROTECTION SYSTEMS, L.L.C.
MULTI-FAMILY BUILDING PRODUCTS INC.
NEW RIVER BUILDING SUPPLY, INC.
NORTHWEST BUILDING COMPONENTS, INC.
RICCI SUPPLY COMPANY, INC.
SUN MOUNTAIN, INC.
THE MILLER LUMBER COMPANY
ZARSKY ACQUISITION, LLC
AMERICAN COMMERCIAL INSULATION, LLC
AMERICAN NATIONAL INSULATION, INC.
BELDON ENTERPRISES, INC.
BELDON ROOFING & REMODELING CO.
BELPRICO, INC.
BUILDER PROCUREMENT SERVICES, LLC
BUILDER SERVICES GROUP, INC.
CLARK’S QUALITY ROOFING, LLC
CLASSIC ROOFING, LLC
COMMERCIAL ROOFING SERVICES GROUP LLC
IDEAL PRODUCTS OF AMERICA HOLDINGS, LLC
PARAGON ROOFING, LLC
PROGRESSIVE SERVICES, INC.
SPECIALTY DISTRIBUTION GROUP, LLC
TOPBUILD HOME SERVICES, INC.
TOPBUILD SUPPORT SERVICES, INC.,
each as a New Subsidiary Guarantor

By:	/s/ Christopher Signorello
Name: Chris Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 1]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Supplemental Indenture No. 1]